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Exhibit Number 99.1

FOR MORE INFORMATION,
AT ACTIONPOINT, INC.:

Steve Francis, President & CEO
ActionPoint, Inc.

Tel: (408) 325.3800

Sfrancis@actionpoint.com

John Finegan, CFO
ActionPoint, Inc.

Tel: (408) 325.3311

Jfinegan@actionpoint.com

FOR MORE INFORMATION,
AT CAPTIVA SOFTWARE CORPORATION:

Reynolds C. Bish, President & CEO
Captiva Software Corporation.

Tel: (858) 320.1000

Bish@captivasoftware.com

Susan Lucek, Public Relations Manager
Captiva Software Corporation

Tel: (435) 655.7329

Slucek@captivasoftware.com

ACTIONPOINT AND CAPTIVA TO MERGE

Creates The Largest Information Capture Software Provider, The First Complete Information Capture Solution.

SAN JOSE & SAN DIEGO, CA, Monday, March 4, 2002 - ActionPoint, Inc (NASDAQ: ACTP) and Captiva Software Corporation, a privately- held company, jointly announced today they have signed a definitive agreement providing for the merger of ActionPoint, the leading provider of document capture solutions, and Captiva, the leading provider of Forms Processing solutions, creating the largest Information Capture software provider.

Highlights:

    Combines two industry leaders to provide the first complete Information Capture software solution, driving market growth.

    Creates the largest Information Capture Software provider, with 2001 revenues of approximately $45M and 300 employees worldwide.

    Delivers operational efficiencies and expands market reach.

Complete Solutions Drive Market Growth

Whether it arrives electronically, on paper, or via fax, organizations get two different kinds of information from their customers, suppliers, and partners. They receive unstructured documents, such as correspondence and reports and they receive structured forms like applications and claims. Both kinds of information are vital to running a business, but each kind requires different technologies and approaches to capture and process. Currently, organizations need to go to two - or more - vendors to address their end-to-end information capture requirements. Combining ActionPoint, the leader in the document capture space, with Captiva, the forms processing leader, means organizations can now turn to a single provider to meet their entire range of information capture needs.

"As more business processes are automated, the need for comprehensive data and document capture capabilities will grow, particularly to help unite front office and back-office applications - as well as their users - with information that exists in a variety of media and formats," said David Yockelson, Senior Vice President and Director at the META Group. "Both software ISVs and end user organizations must be able to address information capture holistically, and they will applaud the ability to obtain these facilities from one source, thus improving their resource management and total cost of ownership."

Creates Largest Information Capture Software Provider

In a report titled "Document Capture for eBusiness 2001-3", Strategy Partners (www.strategy-partners.com) reported the combined size of the document capture and forms processing markets to be $1.02 billion for 2000. They went on to forecast 19.8% CAGR with end-user sales reaching $2.14 billion by the end of 2003. The merged company will be the largest software vendor in the market, with 2001 revenues of approximately $45 million, approximately 300 employees worldwide, and over 400 Global 2000 Customers and Governmental Agencies, including Bank of America, Citigroup, Empire Blue Cross, Fidelity Investments, The Home Depot, and Lands End.

"Customers want to buy from market leaders," continued David Yockelson "The Information Capture market has needed a supplier with the size and critical mass to lead the market, and this merger has the potential for doing that."

ActionPoint and Captiva have been technology partners since 1998 and benefit from an outstanding record of working together to deliver solutions to their joint customers. For example, Diversified Information Technologies, Inc., a leading provider of outsourced claims processing solutions for the insurance industry, has utilized products from both companies for over five years.

"ActionPoint's InputAccel provides us an incredibly scalable document capture platform and Captiva's FormWare, running on the InputAccel platform, handles all our forms processing requirements," said Cliff Melberger, CEO of Diversified Information Technologies, Inc. "To us, each of these products represents best-in-class technology and, by using the two, we've achieved an unprecedented level of flexibility, performance, and accurate results. If this merger brings about a tighter integration between these two products, then it would create an even more compelling solution."

Increased Operating Efficiencies

"By merging our resources and experience, we believe the combined company will be able to address a broader market and realize greater growth opportunities than either company could anticipate on its own," said Kimra Hawley, ActionPoint's Chairman. "In addition, ActionPoint's and Captiva's technology, products, and capabilities are very synergistic, which should enable the combined company to quickly benefit from improved operating efficiencies."

The integrated sales force is expected to expand market reach and its channel programs will feature some of the world's leading integrators and resellers, including Unisys, Lockheed Martin, Xerox Connect, IKON ISS and Computer Sciences Corporation. Product line breadth will increase significantly, including a major expansion of value-added professional service offerings. The merger should also position the combined company to operate more efficiently and enhance potential for increased profitability.

Under the terms of the stock for stock merger, which is subject to approval by the stockholders of both companies and other customary closing conditions, Captiva equity shareholders will own approximately 49% of the new company. The combined company plans to operate under the Captiva Software Corporation name. "We believe that the name Captiva more clearly describes our business as a merged entity, which is the leading provider of capture software," continued Hawley. Ms. Hawley, ActionPoint's current Chairman, will continue as the Chairman of the Board of the combined company, with the remainder of the Board composed of members of both companies' Boards. Reynolds C. Bish, currently President and CEO of Captiva, will be President and CEO of the newly formed company, while Steve Francis, President and CEO of ActionPoint, will be COO, with a focus on integrating and managing the two companies' services and software development operations. Bish and Francis will continue as CEOs of their respective companies until the merger is completed.

"ActionPoint and Captiva are an ideal combination," said Reynolds C. Bish. "By combining our industry-leading products and services we see a rare opportunity to deliver to our customers what they've been asking for - a complete, integrated solution from a single source. We believe the critical mass and economies of scale this merger provides should enable us to grow faster and more profitably, enhancing operating results and shareholder value."

"ActionPoint and Captiva's products, technology, and industry know-how are very complementary as evidenced by our success in teaming to deliver solutions to our joint customers over the past 5 years," said Steve Francis. "This experience has given us a valuable head start in the upcoming integration the two organizations."

Conference Call on March 5, 2002

A conference call will be held at 12:00 p.m. EST on March 5, 2002 during which the merger will be discussed. To participate, call 800-416-4607 at least five minutes prior to the start of the call

Caution Required by SEC Rules

ActionPoint plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction, and ActionPoint and Captiva expect to file with the SEC and mail their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about ActionPoint and Captiva, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by ActionPoint with the SEC at the SEC's Web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained for free from ActionPoint or Captiva. ActionPoint, Captiva and their executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of ActionPoint and Captiva with respect to the transactions contemplated by the merger agreement. Information regarding such ActionPoint officers and directors is included in ActionPoint's proxy statement of its 2001 annual meeting of stockholders dated June 20, 2001. This document is available free of charge at the SEC's Web site at www.sec.gov and from ActionPoint.

About ActionPoint

ActionPoint, Inc. (NASDAQ: ACTP), develops and markets software products that transform traditional business documents - such as paper documents, faxes, and microfiche - into digital content compatible with enterprise computing systems and the Internet. Its award winning product InputAccel is the most comprehensive capture solution on the market. Today, over 300 Global 2000 and government organizations use InputAccel to cut costs, improve customer service, and increase productivity. For more information, visit the company's web site at www.actionpoint.com.

About Captiva

Captiva Software Corporation is a leading provider of Forms Processing solutions. Since 1989, the company's award winning products have been used to manage business critical information from paper, faxed and scanned forms and documents, Internet forms and XML data streams into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms and documents annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva's technology serves thousands of users in insurance, financial services, government, business process outsourcing, direct marketing and other markets. Captiva is privately held with headquarters in San Diego, CA. For more information, please visit www.captivasoftware.com.

FormWare, ClaimPack and InvoicePack are trademarks of Captiva Software Corporation. ActionPoint, the ActionPoint logo, InputAccel, PixTools and ISIS are trademarks, or registered trademarks, of ActionPoint, Inc. All other companies and products mentioned may be trademarks or registered trademarks of the respective